SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12
CENTRA FINANCIAL HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)
Kevin D. Lemley

(Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CENTRA FINANCIAL HOLDINGS, INC.
990 ELMER PRINCE DRIVE
P.O. BOX 656
MORGANTOWN, WEST VIRGINIA 26507-0656
(304) 598-2000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 11, 2006
      The Annual Meeting of Stockholders of Centra Financial Holdings, Inc. (“Centra”) will be held on Thursday, May 11, 2006, at the Foxcroft Avenue office of Centra Bank, 450 Foxcroft Avenue, Martinsburg, West Virginia, 25401, at 8:00 a.m., local time, for the following purposes:

1.	To elect three directors to serve three-year terms;

2.	To ratify the Board of Directors’ selection of Ernst & Young LLP as Centra’s independent registered public accounting firm for 2006;

3.	To approve the amendment of the 1999 Stock Option Plan to increase the number of shares allocated to stock options from 968,000 to 1,500,000; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.
      Stockholders who are holders of record on April 7, 2006, may vote at the meeting.

By Order of the Board of Directors,

Douglas J. Leech
President and Chief Executive Officer
Morgantown, West Virginia
April 8, 2006
      Please vote, sign, date and return the enclosed proxy in the enclosed, self-addressed envelope as promptly as possible, even if you plan to attend the meeting. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy. You may revoke your proxy before it is voted at the meeting.

*	Matters to be voted upon.

i

CENTRA FINANCIAL HOLDINGS, INC.
990 ELMER PRINCE DRIVE
P.O. BOX 656
MORGANTOWN, WEST VIRGINIA 26507-0656
(304) 598-2000
PROXY STATEMENT
      Centra’s Board of Directors is soliciting proxies to vote Centra shares at the 2006 Annual Meeting of Stockholders. Stockholders will meet at 8:00 a.m., on Thursday, May 11, 2006, for the purposes stated in the accompanying Notice of Annual Meeting. On or about April 8, 2006, Centra began mailing this proxy statement to stockholders of record as of April 7, 2006. Stockholders as of April 7, 2006, may vote at the meeting.
      Please read this proxy statement carefully. You will find more information about Centra in our enclosed 2005 Annual Report to Stockholders and in the public documents we file with the Securities and Exchange Commission.
      Centra will pay for the Board of Directors’ solicitation of proxies, and employees of Centra and its subsidiary may follow up on this written solicitation by telephone or other methods of communication.
      As of April 7, 2006, Centra had 50,000,000 authorized shares of common stock with 2,817,309 shares issued and outstanding.
VOTING PROCEDURES AND REVOKING YOUR PROXY
      If you complete, sign and return the enclosed proxy card, the persons named in the proxy card will vote your shares as you direct. If you sign and return the proxy card without indicating how you want to vote, the proxies will vote your shares “FOR” the election of the three nominees as directors, and “FOR” the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm, and “FOR” the amendment to the Incentive Stock Option Plan. A quorum for the meeting is present if at least a majority of the outstanding shares is present in person or by proxy. Those who fail to return a proxy or attend the meeting will not count towards determining a quorum.
Voting for Directors
      Directors are elected by a plurality of the shares voted. As required by West Virginia law, each share is entitled to one vote per nominee, unless a stockholder requests cumulative voting for directors at least 48 hours before the meeting. If a stockholder properly requests cumulative voting for directors, then each stockholder will have the right to vote the number of shares owned by that stockholder for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of shares owned shall equal, or to distribute them on the same principle among as many candidates as the stockholder sees fit. If any shares are voted cumulatively for the election of directors, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. For all other purposes, each share is entitled to one vote.
Voting for the Ratification of the Independent Registered Public Accounting Firm
      A favorable vote by a majority of stockholders of Centra common stock represented at the Annual Meeting is required to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for 2006.

Revoking your Proxy
      You may revoke your proxy before it is voted at the Annual Meeting by:

•	notifying Centra in person;

•	giving written notice to Centra;

•	submitting to Centra a subsequently dated proxy; or

•	attending the meeting and withdrawing the proxy before it is voted.
ELECTION OF DIRECTORS
(Item 1 on Proxy Card)
      Centra’s bylaws provide that the Board of Directors can set the number of directors but also provide that the Board of Directors must have no less than six nor more than 30 directors. The Board of Directors has set the number of directors to serve in 2006 at nine, which means that three directors will be elected at the 2006 Annual Meeting.
      Centra’s articles of incorporation divide the Board of Directors into three classes, each of which serves for three years. The classes are to be approximately equal. Because of this arrangement, Centra has nominated three nominees for three-year terms. Following the election, the three classes would be three directors in the class of 2007, three directors in the class of 2008, and three directors in the class of 2009.
Management Nominees to Centra’s Board

		Director	Term
Name	Age	Since	Expires	Occupation

James W. Dailey II	59	2001	2009	Chairman, W. Harley Miller Contractors, Inc. (Building Construction)
Douglas J. Leech	51	1999	2009	Chairman, President Centra Financial Holdings, Inc., President Centra Bank, Inc.
Mark R. Nesselroad	50	2003	2009	Chief Executive Officer, Glenmark Holdings LLC. (Real Estate Development)
MANAGEMENT AND DIRECTORS
      In addition to the nominees, the following are the executive officers and directors of Centra.

			Director		Principal Occupation (Past Five
Name	Age	Position	Since	Class Expires	Years)

Henry M. Kayes, Jr.	38	Senior Vice President	—	—	President — Martinsburg Region, Centra Bank, Inc. (2001 to present). Senior Vice President — City Executive, Martinsburg, West Virginia, Branch Banking and Trust (2000 to 2001). Senior Vice President, One Valley Bank — East (1989 — 2001).

			Director		Principal Occupation (Past Five
Name	Age	Position	Since	Class Expires	Years)

Kevin D. Lemley	51	Vice President, CFO and Treasurer	—	—	Senior Vice President and CFO Centra Bank, Inc. (1999 to present). Senior Vice President, Huntington National Bank, West Virginia (Commercial Portfolio Manager/ Manager of Statewide Commercial Lending) (1997-1999); Huntington National Bank, West Virginia, Chief Financial Officer (1987-1997)
Timothy P. Saab	49	Vice President and Secretary	—	—	Senior Vice President, Centra Bank, Inc. (1999 to present). Vice President and Group Executive, Private Financial Group, Huntington National Bank (1996-1999); Senior Vice President, Huntington National Bank, West Virginia (1993-1996); Corporate Secretary, Huntington Bancshares West Virginia (1989-1996); Corporate Secretary, Huntington National Bank, West Virginia (1994-1997)
E. Richard Hilleary	57	Vice President	—	—	Senior Vice President — Commercial Lending, Centra Bank, Inc. (1999 to present). Vice President, Huntington National Bank, West Virginia (Commercial Lending (1973 to 1999).
Karla J. Strosnider	43	Vice President	—	—	Senior Vice President, Centra Bank, Inc. (1999 to present). Assistant Vice President, Operations, One Valley Bank — Charleston (1981 to 1999)
John T. Fahey	44	Vice President	—	—	Vice President and Marketing Director, Centra Bank, Inc. (1999 to present). Marketing Director, Huntington National Bank, West Virginia (1991 to 1999).
Parry G. Petroplus	54	Director	1999	2007	President, Petroplus & Associates (Real Estate)
Paul T. Swanson	73	Director	2003	2007	Chairman, CWS Inc., and Swanson Plating (Manufacturing)

			Director		Principal Occupation (Past Five
Name	Age	Position	Since	Class Expires	Years)

Bernard G. Westfall	64	Director	1999	2007	Retired President and CEO, WV United Health Systems (Health Care)
Arthur Gabriel	68	Director	1999	2008	President, Gabriel Brothers, Inc. (Retail Sales)
Robert A. McMillan	63	Director	2003	2008	President, Jefferson Distributing Company (Beer Distributor)
Milan Puskar	71	Director	1999	2008	Chairman, Mylan Labs, Inc. (Pharmaceutical Company)
      Centra’s Board of Directors has determined that Bernard G. Westfall and Paul T. Swanson meet the requirements of an audit committee financial expert as defined by the Securities and Exchange Commission. The Board of Directors believes that Mr. Westfall and Mr. Swanson have the following five attributes that qualify them as an audit committee financial expert. These directors, through education and experience, have:

•	An understanding of financial statements and generally accepted accounting principles;

•	An ability to assess the general application of generally accepted accounting principles in connection with accounting for estimates, accruals and reserves;

•	Some experience in preparing, auditing, analyzing and evaluating financial statements that present a level of complexity of accounting issues comparable to the breadth of issues that could reasonably be expected to be presented in Centra’s financial statements;

•	An understanding of internal controls; and

•	An understanding of audit committee functions.
      Mr. Westfall acquired these attributes through his Bachelor of Science and Master’s degrees at West Virginia University, in Chemistry and Business Administration respectively, and his experiences as President and Chief Executive Officer of West Virginia United Health System. Mr. Westfall served ten years as Chief Financial Officer and Chief Operating Officer of West Virginia University Hospital. Mr. Westfall has served on the Boards of Directors of various entities, including a financial institution, during his career. Mr. Westfall is independent of Centra.
      Mr. Swanson acquired these attributes through his experiences as President, Chief Executive Officer, and Chief Financial Officer of Swanson Plating Co. from 1964 through 2001. Mr. Swanson has served on the Boards of Directors of various entities, including a financial institution, during his career. Mr. Swanson is independent of Centra.
Board Information

Number of Meetings
      The Board of Directors of Centra met six times in 2005. The Board of Directors of the bank met 25 times in 2005. All of Centra’s directors attended 75% or more of all Board and committee meetings during 2005 for both entities except for Bernard G. Westfall who attended less than 75% of such meetings.

Board Committees
      Audit Committee. The audit committee has three independent directors consisting of Bernard G. Westfall, Mark R. Nesselroad, and Paul T. Swanson. In determining whether the members are independent, the Board of Directors used the definition of “independent” contained in Rule 4200(a)(15) of the NASD’s listing standards. Information regarding the functions performed by the committee, its membership and the number of meetings held during the fiscal year is set forth in the “Report of the Audit Committee,” included in this proxy statement. The audit committee is governed by a written charter approved by the Board of Directors.
      Compensation Committee. The compensation committee of the bank serves those functions for the bank and Centra. The compensation committee has four bank Board members, consisting of Mark R. Nesselroad, Thomas P. Rogers, Bernard G. Westfall and James W. Dailey II, and met three times in 2005. This committee administers Centra’s 1999 Incentive Stock Option Plan and approves compensation levels for the executive management group of Centra and its subsidiaries. Information regarding the functions performed by the committee in setting executive compensation is set forth in the “Board Compensation Committee Report on Executive Compensation.”
      Investment Committee. The investment committee has three members, consisting of James W. Dailey II, Arthur Gabriel, and Dr. Paul F. Malone and met 12 times in 2005. This committee monitors and supervises the investments made by Centra Bank.
      Loan Committee. The loan committee has six members, consisting of Dr. Paul F. Malone, Robert E. Lynch, Jr., Robert A. McMillan, Parry G. Petroplus, Thomas P. Rogers, and Paul T. Swanson, and met four times in 2005. This committee evaluates and approves/disapproves loans in excess of the lending authority designated for management.
      Nominating Committee. The nominating committee has four members, consisting of Milan Puskar, Robert E. Lynch, Jr., Thomas P. Rogers, and Rita Tanner, and did not meet in 2005. These members are “independent” as that term is defined in Rule 4200(a)(15) of the NASD’s listing standards. This committee evaluates and nominates directors for election at Centra’s annual meeting. The nominating committee does not have a charter but makes nominations consistent with the Board of Directors’ belief that candidates for director should have certain minimum qualifications, including:

•	Directors should be of the highest ethical character.

•	Directors should have excellent personal and professional reputations in Centra’s market area.

•	Directors should be accomplished in their professions or careers.

•	Directors should be able to read and comprehend financial statements and either have knowledge of, or the ability and willingness to learn, financial institution law.

•	Directors should have relevant experience and expertise to evaluate financial data and provide direction and advice to the chief executive officer and the ability to exercise sound business judgment.

•	Directors must be willing and able to expend the time to attend meetings of the Board of Directors of Centra and the bank and to serve on Board committees.

•	The Board of Directors will consider whether a nominee is independent as legally defined. In addition, directors should avoid the appearance of any conflict and should be independent of any particular constituency and be able to serve all stockholders of Centra.

•	Because the directors of Centra also serve as directors of the bank, a majority of directors must be residents of West Virginia, as required by state banking law.

•	Directors must be acceptable to Centra’s and the bank’s regulatory agencies, including the Federal Reserve Board, the Federal Deposit Insurance Corporation and the West Virginia Division of Banking and must not be under any legal disability which prevents them from serving on the Board of Directors or participating in the affairs of a financial institution.

•	Directors must own or acquire sufficient capital stock to satisfy the requirements of West Virginia law and the bylaws of the bank.

•	Directors must be at least 21 years of age.
      The Board of Directors of Centra reserves the right to modify these minimum qualifications from time to time, except where the qualifications are required by the laws relating to financial institutions.

      The process of the nominating committee for identifying and evaluating nominees is as follows: In the case of incumbent directors whose terms are set to expire, the nominating committee considers the directors’ overall service to Centra during their term, including such factors as the number of meetings attended, the level of participation, quality of performance and any transactions between such directors and Centra and the bank. The nominating committee also reviews the payment history of loans, if any, made to such directors by the bank to ensure that the directors are not chronically delinquent and in default. The nominating committee considers whether any transactions between the directors and the bank have been criticized by any banking regulatory agency or the bank’s internal auditors and whether corrective action, if required, has been taken and was sufficient. The nominating committee also confirms that such directors remain eligible to serve on the Board of Directors of a financial institution under federal and state law. For new director candidates, the nominating committee uses its network of contacts in Centra’s market area to compile a list of potential candidates. The nominating committee then meets to discuss each candidate and whether he or she meets the criteria set forth above. The nominating committee then discusses each candidate’s qualifications and recommends a candidate by majority vote.
      The nominating committee will consider director candidates recommended by stockholders, provided that the recommendations are received at least 120 days before the next annual meeting of stockholders. In addition, the procedures set forth below must be followed by stockholders for submitting nominations. The nominating committee does not intend to alter the manner in which it evaluates candidates, regardless of whether or not the candidate was recommended or nominated by a stockholder.
      Centra’s bylaws provide that nominations for election to the Board of Directors, other than those made by or on behalf of Centra’s existing management, must be made by a stockholder in writing delivered or mailed to the president not less than 14 days nor more than 50 days prior to the meeting called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to stockholders, the nominations must be mailed or delivered to the president not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. The notice of nomination must contain the following information, to the extent known:

•	Name and address of proposed nominee(s);

•	Principal occupation of nominee(s);

•	Total shares to be voted for each nominee;

•	Name and address of notifying stockholder; and

•	Number of shares owned by notifying stockholder.
      Nominations not made in accordance with these requirements may be disregarded by the chairman of the meeting and in such case the votes cast for each such nominee will likewise be disregarded. All nominees for election at the meeting are incumbent directors. No stockholder recommendations or nominations have been made.
Report of the Audit Committee
      The audit committee oversees Centra’s financial reporting process on behalf of the Board of Directors. The audit committee is responsible for communicating to the Board their recommendation regarding the appointment, replacement, compensation and oversight of the independent registered public accounting firm engaged to prepare or issue audit reports on our financial statements. The audit committee relies on the expertise and knowledge of management, the company’s internal auditors, and the independent registered public accounting firm in carrying out its oversight responsibilities. The specific responsibilities in carrying out the audit committee’s oversight role are set forth in the company’s audit committee charter. The audit committee charter is attached hereto as Appendix A. This charter is reviewed annually and as may be required due to changes in industry accounting practices or the promulgation of new rules or guidance documents. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
      The committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Centra’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent registered public accounting firm the firm’s independence from management and Centra, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and considered the compatibility of non-audit services with auditors’ independence.
      The committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards).
      The committee discussed with Centra’s internal and independent registered public accounting firm the overall scope and plans for their respective audits. The committee meets with the internal and independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of Centra’s internal controls, and the overall quality of Centra’s financial reporting. The committee held four meetings in 2005.
      In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission. The committee and the Board have also approved the selection of Centra’s independent registered public accounting firm.

Respectfully submitted,
Bernard G. Westfall, Chairman
Mark R. Nesselroad
Paul T. Swanson
March 10, 2006
      This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless Centra specifically incorporates this report by reference. It will not otherwise be filed under such Acts.

Board Compensation
      Directors of Centra, the Morgantown region, and the Martinsburg region, receive an annual retainer of $2,000, regardless of attendance, and $300 for each Centra Board, Morgantown, or Martinsburg region meeting attended. The chairman of the Audit Committee receives an additional $2000 retainer. Audit Committee Members receive a fee of $500 per meeting attended, $250 per meeting attended telephonically. Members of the Loan, Compensation and Holding Company Committees receive a fee of $100 per meeting attended.
      Each of the directors of the bank and the Martinsburg region received 10-year options to purchase a maximum of 1,650 shares (actual grants were prorated based upon meeting attendance) of Centra common stock for $12.81 per share in 2005. Directors Leech, Dailey, and McMillan received 10-year options to purchase a maximum of 3,300 shares (actual grants prorated based upon meeting attendance) of Centra common stock for $12.81 per share in 2005. All option shares and grant prices have been adjusted to reflect the 10% stock dividend with a record date of December 3, 2005.

      On December 15, 2005, the Board of Directors of Centra Financial Holdings, Inc. approved a deferred director compensation plan which is optional on the part of each director and is effective as of December 30, 2005. Under the plan, directors may voluntarily defer some or all of their director fees and have the fees paid either in a lump sum or over a period of time between two and ten years as selected by the director after a payment event. A payment event is defined as the earlier of the dates specified on the director’s election form or the director’s death. Directors may also receive distributions on the occurrence of an unforeseen emergency such as severe financial hardship resulting from illness or accident of the director or director’s spouse, casualty losses, or similar extraordinary or unforeseen circumstances beyond the control of the director.

Certain Transactions with Directors and Officers and Their Associates
      Centra and the bank have, and expect to continue to have, banking and other transactions in the ordinary course of business with its directors and officers and their affiliates, including members of their families or corporations, partnerships or other organizations in which officers or directors have a controlling interest, on substantially the same terms (including documentation, price, interest rates and collateral, repayment and amortization schedules and default provisions) as those prevailing at the time for comparable transactions with unrelated parties. All of these transactions were made on substantially the same terms (including interest rates, collateral and repayment terms on loans) as comparable transactions with non-affiliated persons. Centra’s management believes that these transactions did not involve more than the normal business risk of collection or include any unfavorable features.
      Directors Parry G. Petroplus and Milan Puskar are members, and each own approximately one-third, of Platinum Plaza Limited Liability Company, lessor of the premises that the bank occupies. In our opinion, the lease is on terms and conditions that are at least as favorable to the bank as would be offered by a nonaffiliated third party. We base this opinion on two independent appraisals obtained by the bank.
      Director D. Scott Roach is a member, and owns approximately 30%, of R. M. Roach & Sons, Inc., lessor of the temporary premises that the bank occupied in Inwood, West Virginia prior to the completion of the permanent facility in July 2005. In our opinion, the lease was on terms and conditions that are at least as favorable to the bank as would be offered by a nonaffiliated third party. This lease ceased with the opening of the permanent facility in July, 2005.
      Directors Parry G. Petroplus and Milan Puskar are members, and each own approximately one-third of EIO, LLC which owns 70% of Citynet, which provides connectivity to the internet and telephone service for Centra. In our opinion, the fees for this service, approximately $57,121 in 2005, are at least as favorable to the bank as would be offered by a nonaffiliated third party.
      Total loans outstanding from the bank at December 31, 2005, to Centra’s officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $19.4 million or 57.2% of total equity capital and 4.2% of total loans. These loans do not involve more than the normal risk of collectibility or present other unfavorable features.

Board Compensation Committee Report on Executive Compensation
      The compensation committee of the Board of Directors establishes compensation policies, plans and programs to accomplish three objectives:

•	to attract and retain highly capable and well-qualified executives;

•	to focus executives’ efforts on increasing long-term stockholder value; and

•	to reward executives at levels which are competitive with the marketplace for similar positions and consistent with the performance of each executive and of Centra.

      The committee meets at least annually, and otherwise when necessary, with the chief executive officer to review and approve the compensation programs for executives. In determining the salary budget for 2005, and in fixing levels of executive compensation, the committee considered:

•	Centra’s performance relative to its growth and profitability goals and its peers’ performance, both in the local geographic area and in institutions with similar lending portfolios; and

•	the relative individual performance of each executive.
      The compensation committee has determined that Centra’s compensation is competitive with peer banks.
      The committee believes that stockholder value can be further increased by aligning the financial interests of Centra’s key executives with those of its stockholders. Awards of stock options pursuant to Centra’s Incentive Stock Option Plan (“ISOP”) are intended to meet this objective and constitute the long-term incentive portion of executive compensation. Participation in the ISOP is specifically approved by the committee and consists of employees of Centra and its affiliate bank.
      Under the ISOP, the option price paid by the executive to exercise the option is the fair market value of Centra common stock on the day the option is granted. Options granted typically have a four year vesting period. The executive may exercise the vested options any time within a 10-year period from the original grant date. The options gain value over that time only if the market price of Centra stock increases. The committee believes the ISOP focuses the attention and efforts of executive management and employees upon increasing long-term stockholder value. The committee awards options to key executives and employees in amounts it believes are adequate to achieve the desired objective and to retain executives. The total number of shares available for award in each plan year is specified in the ISOP.
      The compensation committee meets independently of the chief executive officer to determine total compensation for the chief executive officer. The committee recognizes that the chief executive officer has overall responsibility for the performance of Centra. Therefore, Centra’s performance has a direct impact upon the chief executive officer’s compensation. The base compensation of the chief executive officer in 2005 was based primarily on efforts to expand the Monongalia County market share and to expand the Berkeley County market relative to long-range plan goals for earnings, asset quality, capital, liquidity, resource utilization, and the operational performance of Centra.
      This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless Centra specifically incorporates this report by reference. It will not otherwise be filed under such Acts.
      The report is submitted by the compensation committee, which consists of the following individuals:

Mark R. Nesselroad, Chairman
Thomas P. Rogers
Bernard G. Westfall
James W. Dailey, II

Performance Graph
      The following graph compares the yearly percentage change in Centra’s cumulative total stockholder return on common stock for the five-year period ending December 31, 2005, with a cumulative total return of the CoreData Index (SIC Code Index 6022 — State Commercial Banks). Stockholders may obtain a copy of the Index by calling CoreData Financial Information at Telephone Number 804-278-6702. There is no assurance that Centra’s stock performance will continue in the future with the same or similar trends as depicted in the graph.
      The information used to determine Centra’s cumulative total stockholder return on its common stock is based upon information furnished to Centra by one or more parties involved in purchases or sales of Centra’s common stock. There is no public market for Centra’s common stock and share prices used to determine Centra’s cumulative stockholder return are based upon sporadic trading activity and privately negotiated transactions. We have not attempted to verify or determine the accuracy of the representations made to Centra.
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG CENTRA FINANCIAL HOLDINGS, INC.,
NASDAQ MARKET INDEX AND SIC CODE INDEX

	2000	2001	2002	2003	2004	2005

CENTRA FINANCIAL HOLDINGS, INC.	100.00	115.84	140.92	140.92	140.92	162.49

SIC CODE INDEX	100.00	99.01	92.75	120.95	131.53	129.33

NASDAQ MARKET INDEX	100.00	79.71	55.60	83.60	90.63	92.62

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Compensation
      The following table summarizes the compensation Centra (and its subsidiaries) paid its executive officers for the years indicated.
SUMMARY COMPENSATION TABLE

					Long-Term Compensation

		Annual Compensation
					Awards		Payouts
				Other				All Other
				Annual	Restricted	Securities		Compensation
Name and				Compen-	Stock	Underlying	LTIP	($) (Including
Principal		Salary	Bonus	sation	Award(s)	Options	Payouts	401(k) Matching
Position	Year	($)	($)	($)(1)(3)	($)	(#)	($)	Contributions)(2)

Douglas J. Leech,	2005	225,000	70,000	26,982	-0-	205,538	-0-	11,995
President and	2004	233,654	-0-	33,706	-0-	108,900	-0-	9,362
Chief Executive Officer	2003	225,000	45,589	35,000	-0-	213,400	-0-	9,011
Henry M. Kayes Jr.	2005	127,000	40,000	1,359	-0-	49,500	-0-	4,731
President,	2004	110,346	28,000	1,228	-0-	33,000	-0-	4,994
Martinsburg Region	2003	86,769	30,000	1,114	-0-	33,000	-0-	3,330
Kevin D. Lemley,	2005	100,000	30,000	4,399	-0-	51,260	-0-	5,356
Vice President,	2004	96,630	26,816	959	-0-	39,600	-0-	4,976
CFO and Treasurer	2003	89,400	20,000	233	-0-	39,600	-0-	3,585
E. Richard Hilleary,	2005	92,000	20,000	3,576	-0-	47,630	-0-	4,579
Vice President,	2004	87,613	27,540	1,471	-0-	36,300	-0-	4,665
Commercial Lending	2003	81,462	20,000	588	-0-	36,300	-0-	3,282
Karla J. Strosnider,	2005	80,000	31,000	4,180	-0-	31,900	-0-	4,596
Vice President	2004	67,308	25,000	96	-0-	22,000	-0-	3,696
Operations	2003	59,569	17,000	-0-	-0-	20,000	-0-	2,295

(1)	Represents life insurance premium payments for insurance provided to Mr. Leech, reimbursement of payroll taxes related to Centra’s Supplemental Employee Retirement Plan (see note 14 of Form 10-K), and reimbursement for personal use of bank vehicle.

(2)	Represents Centra’s matching portion of 401(k) contributions.

(3)	Represents inclusion of group term life insurance coverage in excess of $50,000 for all executive officers, reimbursement of payroll taxes related to Centra’s Supplemental Employee Retirement Plan (see note 14 of Form 10-K), and also includes reimbursement for personal use of bank vehicle.

Summary of Stock Options
      The following table lists Centra’s grants during 2005 of stock options to the listed officer and all recipients of options under Centra’s 1999 Incentive Stock Option Plan. The actual value, if any, an officer, director or other employee may realize depends on the amount by which the stock price is greater than the exercise price. The exercise price is the price the employee must pay to buy the shares, which is set at the fair market value of Centra’s common stock on the date Centra granted the options. All granted options vest in periods ranging from immediately to four years and expire ten years from the date of grant. Centra did not award any stock appreciation rights.
OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

	Number
	of
	Securities	% of Total
	Underlying	Options	Average
	Options	Granted to	Exercise or		Grant Date
	Granted	Employees in	Base Price	Expiration	Present
Name	(#)	Fiscal Year	($/Sh)(1)	Date	Value(2)

Douglas J. Leech	85,748	51.64	$12.81	2015	$295,831
Henry M. Kayes, Jr.	13,200	7.95	12.81	2015	45,540
Kevin D. Lemley	7,700	4.64	12.81	2015	26,565
E. Richard Hilleary	7,700	4.64	12.81	2015	26,565
Karla J. Strosnider	7,700	4.64	12.81	2015	26,565
Timothy P. Saab	7,700	4.64	12.81	2015	26,565
John T. Fahey	7,700	4.64	12.81	2015	26,565
32 Optionees (including the seven listed above)	201,615	100.00	$12.82	2015	$474,196

(1)	Plan participants may have Centra withhold their shares due upon exercise of an option to satisfy their required tax withholding obligations.

(2)	The fair value for the options was estimated at the date of the grants using a Black-Scholes option-pricing model with a risk-free interest rate as of the date of the grants of 4.09% and a weighted life of the options over seven years. No volatility or expected dividends were used to estimate the fair value due to Centra’s stock not being publicly traded and Centra having no history of dividend payments.
Stock Option Exercises and Year-end Value Table
      The following table sets forth certain information regarding individual exercises of stock options during 2005 by each of the named executives.

			Number of Securities		Value of Unexercised In-the-
	Shares		Underlying Unexercised		Money Stock Options at
	Acquired on		Stock Options at Year-End		Year-End
	Exercise	Value
Name	(#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Douglas J. Leech	—	—	174,311	31,227	$814,640	$61,293
Henry M. Kayes, Jr.	—	—	30,250	19,250	119,377	37,784
Kevin D. Lemley	—	—	37,510	13,750	195,625	26,989
E. Richard Hilleary	—	—	33,880	13,750	165,001	26,989
Karla J. Strosnider	—	—	21,780	10,120	115,250	19,864
Timothy P. Saab	—	—	33,880	13,750	165,001	26,989
John T. Fahey	—	—	20,570	11,330	103,875	22,239

      The following table provides additional information on Centra’s equity compensation plan:

Number of securities
		Weighted-average	remaining available for
	Number of securities to be	exercise price of	future issuance under
	issued upon exercise of	outstanding	equity compensation plans
	outstanding options, warrants	options, warrants	(excluding securities
	and rights (a)	and rights (b)	reflected in column (a)(c)

Equity compensation plans approved by security holders	919,728	$10.53	38,152
Equity compensation plans not approved by security holders	—	—	—
Total	919,728	$10.53	38,152

Employment Agreements and Change of Control
      Centra and the bank have an employment agreement with Douglas J. Leech, chairman, president and chief executive officer of both Centra and the bank. Mr. Leech’s agreement provides that he will serve as president and chief executive officer of Centra and the bank. The term of the agreement is five years unless extended. On each monthly anniversary date of the agreement, the agreement is automatically extended for one additional month, provided that on any monthly anniversary date either the bank or Mr. Leech may serve notice to the other to fix the term to a definite five-year period. The agreement provides for a base salary of $250,000, which amount may be increased if approved by the bank’s Board of Directors. The agreement provides for severance payments in the event Mr. Leech is actually or constructively terminated without just cause. The agreement also has a change of control provision whereby Mr. Leech may voluntarily terminate employment up until 24 months after a change in control and will be entitled to receive any compensation due and not yet paid through the date of termination plus all compensation and benefits set forth in the agreement for a period of five years following such voluntary termination. As of April 7, 2006, upon termination, for a change of control or termination without cause, Mr. Leech would receive 1.5 times his current salary of $250,000 for five years.
      The change of control provision is designed to secure Mr. Leech’s continued service and dedication in the face of the perception that a change in control could occur, or an actual or threatened change of control occurs.
      Centra and the bank have employment and change of control agreements with Henry M. Kayes Jr., Kevin D. Lemley, E. Richard Hilleary, Karla J. Strosnider, and Timothy P. Saab, senior vice presidents of Centra Bank, and John T. Fahey, vice president and marketing director of Centra Bank. The terms of the agreements are two years and on each monthly anniversary date of the agreement, the agreement is automatically extended for one additional month. These agreements provide for a base salary of $150,000, $110,000, $96,000, $92,000, $84,460, and $85,000, respectively, which amounts may be increased if approved by the bank’s Board of Directors. The agreements provide for severance payments in the event these officers are actually or constructively terminated without just cause. The agreements also have change of control provisions whereby these officers may voluntarily terminate employment up until 24 months after a change in control and will be entitled to receive any compensation due and not yet paid through the date of termination plus all compensation and benefits set forth in the agreement. As of April 7, 2006, upon termination for a change of control or termination without cause, these officers would receive their annual salaries for two years.

Ownership of Securities by Directors and Executive Officers
      The following table sets forth the number of shares of Centra’s common stock that directors and executive officers own as of January 31, 2005. Unless otherwise indicated, all persons listed below have sole voting and investment powers over all shares beneficially owned. No shareholder is known to Centra to be the beneficial owner of more than 5% of the outstanding common stock of Centra as of January 31, 2006.

		Shares of
	Shares of Common	Common Stock
	Stock	Subject to	Amount of
	Beneficially	Right to	Beneficial	Percent of
Name	Owned(1)	Acquire(2)	Ownership	Ownership

James W. Dailey II	26,363	10,808	37,171	0.99
Arthur Gabriel	1,210	6,933	8,143	0.22
Douglas J. Leech	37,072	182,117	219,189	5.87
Robert A. McMillan	42,955	10,808	53,763	1.44
Mark R. Nesselroad	37,845	7,096	44,941	1.20
Parry G. Petroplus	15,125	7,087	22,212	0.59
Milan Puskar	96,800	6,915	103,715	2.78
Paul T. Swanson	45,980	7,178	53,158	1.42
Bernard G. Westfall	24,200	6,915	31,115	0.83
Henry M. Kayes, Jr.	2,733	33,550	36,283	0.97
Kevin D. Lemley	38,478	39,435	77,913	2.08
E. Richard Hilleary	24,630	35,805	60,435	1.62
Karla J. Strosnider	552	23,705	24,257	0.65
Timothy P. Saab	19,790	35,805	55,595	1.49
John T. Fahey	12,530	22,495	35,025	0.94

All directors and executive officers as a group (fifteen persons)	426,263	436,652	862,915	23.09

1)	Beneficial ownership is determined in accordance with Rule 13(d)-3 under the Securities Exchange Act of 1934, as amended, and includes shares held by immediate family living in the same household and any related entity in which a 10% or greater ownership percentage is maintained.

2)	Includes options to acquire shares of Centra that are or become exercisable within sixty days of January 31, 2006.
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item 2 on Proxy Card)
      The Board of Directors has selected the firm of Ernst & Young LLP to serve as the independent registered public accounting firm for Centra for 2006. Although the selection of an independent registered public accounting firm does not require stockholder ratification, the Board of Directors has submitted the appointment of Ernst & Young LLP to the stockholders for ratification. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Board of Directors will consider the appointment of other independent registered public accounting firms.
      Ernst & Young LLP advised Centra that no member of that accounting firm has any direct or indirect material interest in Centra, or it subsidiary. A representative of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement and will respond to appropriate questions. The proxies will vote your proxy “FOR” the ratification of the selection of Ernst & Young LLP unless otherwise directed.

      The following fees were paid by Centra and the bank to Ernst & Young LLP:

	2005	2004

Audit Fees	$159,700	$109,838
Audit-Related Fees	—	3,800
Tax Fees	9,500	6,000
All Other Fees	—	—
      Fees for audit services include fees associated with the annual audit and the reviews of Centra’s quarterly reports on Form 10-Q. Audit-related fees include accounting consultations, while tax fees include tax compliance services.
      The audit committee has considered whether Ernst & Young LLP has maintained its independence during the fiscal year ended December 31, 2005. The audit committee charter requires that the audit committee pre-approve all audit and non-audit services to be provided to the company by the independent accountants; provided, however, that the audit committee may specifically authorize its chairman to pre-approve the provision of any non-audit service to the company. Further, the foregoing pre-approval policies may be waived, with respect to the provision of any non-audit services consistent with the exceptions provided under federal securities law. All of the services described above for which Ernst & Young LLP billed the company for the fiscal year ended December 31, 2005, were pre-approved by the company’s audit committee. For the fiscal year ended December 31, 2005, the company’s audit committee did not waive the pre-approval requirement of any non-audit services to be provided to Centra by Ernst & Young LLP.
AMENDMENT OF THE INCENTIVE STOCK OPTION PLAN
(Item 3 on Proxy Card)
      In 1999, Centra’s stockholders adopted the 1999 Stock Option Plan (the “SOP”). Pursuant to the terms of the SOP, a total of 480,000 shares of Centra Common Stock is authorized by the plan for option grants. The plan authorized the bank Compensation Committee to grant options to full-time employees and directors of Centra and its subsidiaries. In 2002, Centra’s stockholders amended the SOP to increase the number of shares allocated under the plan for option grants from 480,000 to 800,000 to take into account the increase in the number of shares of Centra’s common stock outstanding as the result of recent issuances of shares (subsequent to the 2004 and 2005 stock dividends, the number of shares currently authorized is 968,000). Recently, Centra filed a registration statement for the sale of 833,333 shares at $18 per share. This sale of shares does not include the increased shares to the SOP. Centra’s Board of Directors recommends that Centra’s stockholders amend the SOP to increase the number of shares allocated under the plan for option grants to 1,500,000.
      The exercise price per share for each option granted under the SOP is generally set forth in a participant’s Stock Option Agreement. However, the exercise price of all stock subject to incentive stock options shall be equal to at least 100% of the fair market value of the stock on the date the option is granted. If the incentive stock option is granted to any person owning more than 10% of the voting power of all classes of stock of Centra or any of its subsidiaries, the purchase price of all stock subject to such option shall be equal to at least 110% of the fair market value of the stock on the date the option is granted. As of January 31, 2006, the market value of Centra’s common stock was $14.77, based upon a limited number of trades known to management. As of January 31, 2006, options for 919,728 shares had been issued. The expiration date of an option is determined by Centra’s Compensation Committee at the time of grant, but unless otherwise provided by the Committee, options will not be exercisable after the expiration of 10 years from the date of grant of option.
      Each option granted under the SOP shall be exercisable on the date or dates, and during the period, and for the number of shares specified in the Stock Option Agreement. The Compensation Committee may establish vesting provisions applicable to an option such that the option becomes fully exercisable, for example, in a series of cumulating portions. The Committee may, upon request, permit the accelerated exercise of any option.
      Under current tax laws, generally the grant of an option will not be a taxable event to the recipient optionee, and Centra will not be entitled to a deduction with respect to such grant. However, the grant of a non-qualified option, which is both transferable and immediately exercisable, may trigger current taxable income to the optionee for federal income tax purposes under certain limited circumstances.
      Upon the exercise of a nonqualified option, an optionee will recognize ordinary income at the time of exercise equal to the excess of the then fair market value of Centra’s common stock received over the exercise price. The taxable income recognized upon exercise of a nonqualified option will be treated as compensation income subject to withholding, and Centra will be entitled to deduct as a compensation expense an amount equal to the ordinary income that an optionee recognizes with respect to such exercise. When shares of the common stock received upon the exercise of a nonqualified option subsequently are sold or exchanged in a taxable transaction, the holder thereof generally will recognize capital gain (or loss) equal to the difference between the total amount realized and the fair market value of the common stock on the date of exercise. The character of such gain or loss as long-term or short-term capital gain or loss will depend upon the holding period of the shares following exercise.
      The exercise of an incentive stock option will not be taxable to the optionee, and Centra will not be entitled to any deduction with respect to such exercise. However, to qualify for this favorable tax treatment of incentive stock options under the Internal Revenue Code (the “Code”), the optionee may not dispose of the common stock acquired upon the exercise of an incentive stock option until after the later of two years following the date of grant or one year following the date of exercise. The surrender of shares of Centra’s common stock acquired upon the exercise of an incentive stock option in payment of the exercise price of an option within the required holding period for incentive stock options under the Code will be a disqualifying disposition of the surrendered shares. Upon any subsequent taxable disposition of Centra’s common stock received upon exercise of an incentive stock option, the optionee generally will recognize long-term or short-term capital gain (or loss) equal to the difference between the total amount realized and the exercise price of the option.
      The Board of Directors unanimously recommends that shareholders vote “FOR” approval of this proposal to increase the number of shares allocated under the plan for option grants to 1,500,000. The enclosed proxy will be voted “FOR” the approval of the proposed amendment to the SOP unless otherwise directed. The affirmative vote by the holder of the majority of the shares of Centra common stock outstanding is required to approve the proposed amendment shares voted. Shares voted “ABSTAIN” and shares not voted will have the same effect as if the shares were voted against approval of the amendment.
FORM 10-K ANNUAL REPORT TO THE
SECURITIES AND EXCHANGE COMMISSION
      Centra has included a copy of Form 10-K and its annual report in this package.
OTHER INFORMATION
      If any of the nominees for election as directors is unable to serve due to death or other unexpected occurrence, your proxies will be voted for a substitute nominee or nominees designated by the Board of Centra, or the Board of Directors may adopt a resolution to reduce the number of directors to be elected. The Board of Directors is unaware of any other matters to be considered at the annual meeting. If any other matters properly come before the meeting, persons named in the accompanying proxy will vote your shares in accordance with the direction of the Board of Directors.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
      Any shareholder desiring to contact the Board of Directors or any individual director serving on the Board may do so by written communication mailed to: Board of Directors (Attention: Bernard G. Westfall, care of the Corporate Secretary, Centra Financial Holdings, Inc., 990 Elmer Prince Drive, Morgantown, West Virginia, 26505.) Any proper communication so received will be processed by the Corporate Secretary as agent for the Board. Unless, in the judgment of the Corporate Secretary, the matter is not intended or appropriate for the Board (and subject to any applicable regulatory requirements), the Corporate Secretary will prepare a summary of the communication for prompt delivery to each member of the Board or, as appropriate, to the member(s) of the Board named in the communication. Any director may request the Corporate Secretary to produce for his or her review the original of the shareholder communication.
POLICY ON DIRECTOR ATTENDANCE OF STOCKHOLDER MEETINGS
      In order to fulfill their primary responsibilities, directors of the Company are expected to attend the annual meeting of shareholders and all Board meetings and all meetings on committees on which they serve. All of the directors of the Company attended the 2005 annual meeting of shareholders except Mark R. Nesselroad and Milan Puskar.
STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
      Any stockholder who wishes to have a proposal placed before the next annual meeting of stockholders must submit the proposal to Timothy P. Saab, secretary of Centra, at 990 Elmer Prince Drive, Morgantown, West Virginia, 26505, no later than January 1, 2007, to have it considered for inclusion in the proxy statement of the annual meeting of 2007.

Douglas J. Leech
President and Chief Executive Officer
Morgantown, West Virginia
April 8, 2006

EXHIBIT A
CENTRA FINANCIAL HOLDINGS, INC.
AUDIT COMMITTEE CHARTER
DECEMBER 15, 2005
      This Charter is intended as a component of the flexible governance framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws and regulations, as well as in the context of the Company’s Articles of Incorporation and Bylaws, it is not intended to establish by its own force any legally binding obligations.

I.	PURPOSE OF THE AUDIT COMMITTEE
      Assists the Board of Directors of Centra Financial Holdings, Inc. (“Centra Financial”) in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices and processes of Centra Financial and its wholly-owned subsidiary, Centra Bank, Inc. (“Centra”) (Centra and Centra Financial are referred to collectively as the “Company”), the performance of the Company’s internal audit and compliance function and independent auditors, the independent auditor’s qualifications and independence, compliance with legal and regulatory requirements, and such other duties as directed by the Board of Directors. In discharging its role, the Committee is empowered to inquire into any matter it considers appropriate to carry out its responsibilities, with access to all books, records, facilities, and personnel of the Company.

II.	DUTIES AND RESPONSIBILITIES OF THE AUDIT COMMITTEE
      The Audit Committee’s primary duties and responsibilities include:

A. Primary input into the recommendation to the Board of the selection and retention of the independent accountant that audits the financial statements of the Company. In the process, the Committee will discuss and consider the auditor’s written affirmation that the auditor is in fact independent, will discuss the nature and conduct of the audit process, will receive and review all reports and will provide to the independent accountant full access to the Committee (and the Board) to report on any and all appropriate matters.

B. Discussion with management and the auditors of the quality and adequacy of the Company’s internal controls.

C. With the establishment of an internal audit function, provision of guidance and oversight to the internal audit function of the Company, including review of the organization, plans and results of such activity.

D. Free and open communication (including private executive sessions at least annually) with the independent accountants, the internal audit and compliance functions, and the management of the Company. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose as the Committee determines necessary to carry out its duties. This Charter shall be reviewed and updated annually.

E. Assessment of the independence of the outside auditor by:

(1) Ensuring that the outside auditor submits an annual written statement delineating all relationships between the outside auditor and the Company.

(2) Engaging the outside auditor regularly in a dialogue regarding any disclosed relationships or services between the Company and management which may impact the objectivity and independence of the outside auditor.

F. Representation of the Board of Directors for communication with the outside auditor, the internal audit and compliance functions, or management of the Company.

G. Discussion with management of the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

H. Review of financial statements (including quarterly reports) with management and the independent auditor. It is anticipated that these discussions will include quality of earnings, review of reserves and accruals, consideration of the suitability of accounting principles, review of highly judgmental areas, audit adjustments whether or not recorded and such other inquiries as may be appropriate.

I. Responsibility to provide at least one written report annually to the Board of Directors describing the Audit Committee’s:

(1) Historical and planned activities for carrying out the Audit Committee’s duties and responsibilities.

(2) Appraisal of the financial reporting processes and systems of internal accounting controls.

(3) Recommendations regarding the engagement of the outside auditor.

(4) Assessment of the adequacy of the Audit Committee Charter as well as an annual performance evaluation of the Committee.

J. Preparation of a report for enclosure in the Company’s proxy statement which discloses that the Audit Committee has or has not recommended that the Company’s audited financial statements be filed with the SEC as well as appropriate oversight conclusions.

K. Maintenance of standard operating procedures for documenting the activities employed by the Audit Committee during the discharge of its duties and responsibilities.

L. Review of all regulatory reports with special attention to areas of non-compliance.

M. Discussion with the chairman of the Board of Directors compliance committee instances of non-compliance.

N. Review and approval of the terms of the independent auditor’s retention, engagement, and scope of the annual audit, and pre-approval of any audit-related and permitted non-audit services (including the fees and terms thereof to be provided by the independent auditor (with pre-approvals disclosed as appropriate in the Company’s periodic public filings)). The committee hereby grants pre-approval authority to the Audit Committee Chairman with the stipulation that any such authorizations be presented to the full Audit Committee at its next scheduled meeting.

O. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting, or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review, or attest services for the Company and to any advisors employed by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

P. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

III.	MEMBERSHIP OF THE AUDIT COMMITTEE
      A. Composition

(1) The Board of Directors shall appoint not less than three (3) of its members to serve as the Audit Committee one of whom shall be designated by the Board of Directors to serve as Chairman of the Audit Committee.
      B. Qualifications

(1) Each of the members shall be free from any relationship that in the opinion of the Board, would interfere with his or her individual exercise of independent judgment and shall meet the definition of “independence” as set forth in Item 7 of Schedule 14A promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), such independence as determined by the Board of Directors.

(2) Each of the members shall have a general knowledge in financial and auditing matters.

(3) At least one member of the Audit Committee should possess accounting or related financial management expertise and shall meet the definition of “audit committee financial expert” as set forth in Item 401(h)(2) of Regulation S-K adopted by the U.S. Securities and Exchange Commission (“SEC”). Such expertise may be demonstrated by requisite professional certification in finance or accounting, or by past employment experience in finance or accounting, including service as CEO or other senior officer, with financial oversight responsibilities, for a commercial enterprise, or any other comparable experience or background which results in such an Audit Committee member possessing adequate financial sophistication to perform the required duties and responsibilities.

(4) The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating Committee. Audit Committee members may be replaced by the Board.

IV.	MEETINGS
      A. The Audit Committee, in its entirety, shall meet at least four (4) times annually, or more frequently as circumstances warrant.
      B. The Audit Committee, in its entirety, shall meet with the outside auditors and with management to review the results of the audit of the Company’s annual financial statements prior to the issuance of such annual financial statements to the public.
      C. The Audit Committee or a designated representative member thereof shall meet with outside auditor and with management to review the Company’s reports to the Commission prior to filing.
      D. The Audit Committee, in its entirety, shall meet at least four times annually or upon the request of any Board member in separate sessions, with management, with the internal audit and compliance functions, and with the outside auditor to discuss any matter brought forth by any of the parties.

V.	DUTIES AND RESPONSIBILITIES OF THE BOARD
      A. Appoints members to the Audit Committee and conducts oversight of the activities of the Audit Committee.
      B. Ensures that adequate resources are available to the Audit Committee for proper discharge of its duties and responsibilities including appropriate funding for the retention of outside counsel or other experts for the purpose of investigating matters brought to its attention.
      C. Exercises its ultimate authority to select, to evaluate, to hold accountable, and to replace the outside auditor.

      D. Provides timely, written disclosure to the applicable governing or administrative forums of any determination which the Board of Directors has made regarding:

(1) The independence of members of the Audit Committee,

(2) The financial literacy of the member of the Audit Committee Member designated as the “audit committee financial expert” consistent with the definition of such in Item 402(h)(2) of the SEC’s Regulation S-K,

(3) The accounting or related financial management expertise of a member or members of the Audit Committee, and

(4) The annual review and reassessment of the adequacy of the Audit Committee Charter.
      E. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

CENTRA FINANCIAL HOLDINGS, INC.
990 ELMER PRINCE DRIVE
P.O. BOX 656
MORGANTOWN, WEST VIRGINIA 26507-0656
(304) 598-2000

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS, MAY 11, 2006

    Timothy P. Saab and Kevin D. Lemley, or either one of them, with full power to act alone and with full power of substitution, are hereby authorized to represent and to vote stock of the undersigned in Centra Financial Holdings, Inc., at the Annual Meeting of Stockholders to be held May 11, 2006, and any adjournment thereof.

   Unless otherwise specified on this proxy, the shares represented by this proxy will be voted “FOR” the propositions listed on the reverse side and described more fully in the proxy statement of Centra Financial Holdings, Inc., distributed in connection with this Annual Meeting. Each share is entitled to one vote per nominee, unless a stockholder requests cumulative voting for directors at least 48 hours before the meeting. If cumulative voting for the election of directors is requested, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. If any other business is presented at said meeting, this proxy shall be voted in accordance with recommendations of the board of directors.

PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

CENTRA FINANCIAL HOLDINGS, INC.

PLEASE MARK YOUR VOTE IN BOX

USING DARK INK ONLY.

The board of directors recommends a vote “FOR” the listed propositions.

1.	Election of directors for the terms specified in the proxy statement:
	☐ FOR ALL	☐ WITHHOLD ALL	☐ FOR ALL EXCEPT*

James W. Dailey II	Douglas J. Leech	Mark R. Nesselroad	* (Except Nominee(s) written above.)

2.	Ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for 2006:
	☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	To approve the amendment of the 1999 Stock Option Plan to increase the number of shares allocated to stock options from 968,000 to 1,500,000: and
	☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Dated: _______________________________, 2006

Signature(s)
When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.